Securities and Exchange Commission
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported)

                              April 22, 1997


                       AIRBORNE FREIGHT CORPORATION
            (Exact name of registrant as specified in Charter)

      Delaware               1-6512                91-0837469
     ----------            ----------              ----------
   State or Other          Commission             IRS Employer
  Jurisdiction of          File Number       Identification Number
   Incorporation



       3101 Western Avenue, P.O. Box 662, Seattle, Washington  98111
                  Address of Principal Executive Offices


            Registrant's Telephone Number Including Area Code:

                               (206)285-4600

ITEM 5 - OTHER MATERIALLY IMPORTANT EVENTS

     The annual meeting of Airborne Freight Corporation ("Airborne" or the "Company") was held at the Cascade II Room of the Westin Hotel, 1900 Fifth Avenue, Seattle, Washington 98101 on April 22, 1997, at which a total of 19,583,796 shares were represented at the meeting comprising 91.90% of the outstanding shares of the Company entitled to vote at the meeting on the record date (February 24, 1997). The following directors were duly elected to serve for terms ending in 2000, in each case by an affirmative vote in excess of 86.93% of the shares represented at the meeting:

                    Robert S. Cline
                    Richard M. Rosenberg
                    William Swindells

     The following are continuing directors with terms expiring as indicated:

                    Terms Expiring in 1998
                    ----------------------
                    Andrew F. Brimmer
                    Harold M. Messmer, Jr.
                    Mary Agnes Wilderotter

                    Terms Expiring in 1999
                    ----------------------
                    Robert G. Brazier
                    James H. Carey
                    Andrew B. Kim

     The shareholders, by an affirmative vote of 91.77% of the outstanding shares and 99.85% of the shares represented at the meeting, approved the selection of Deloitte & Touche LLP as external auditors for the current year.

     The Airborne Board of Directors on the same date, April 22, 1997, reelected all existing executive officers, including Robert S. Cline as Chairman and Chief Executive Officer and Robert G. Brazier as President and Chief Operating Officer.

     The Board of Directors declared a quarterly cash dividend of $.075 per share on the Common Stock of the Company payable on May 20, 1997 to shareholders of record on May 6, 1997.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AIRBORNE FREIGHT CORPORATION



                                        By: /s/ David C. Anderson
                                        --------------------------
                                        David C. Anderson
                                        Corporate Secretary/Counsel

DATED April 30, 1997.